UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETF Series Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)
66 Palmer Avenue, Suite 49B Bronxville, New York (Address of principal executive offices)	10708 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

Securities Act of 1933 and Investment Company Act of 1940 registration statement file numbers to which this form relates:  333-183155; 811-22732.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, without par value, of ETF Series Trust (the “Trust”) to be registered hereunder for Recon Capital NASDAQ 100 Covered Call ETF, a series of the Trust, is set forth in Post-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s series to which this filing relates and its I.R.S. Employer Identification Numbers are as follows:

Recon Capital NASDAQ 100 Covered Call ETF	46-3655399

Item 2. Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(2)(a) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on September 4, 2013.

2. The Trust’s By-Laws are included as Exhibit (b)(1) to Pre-Effective Amendment No. 2to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183155; 811-22732), as filed with the Securities and Exchange Commission on September 4, 2013.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ETF SERIES TRUST

Date: December 12, 2013	By:	/s/ Garrett Paolella
Garrett Paolella
Chief Executive Officer

3